As filed with the Securities and Exchange Commission on April 12, 2023

Registration No. 333-270324

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

GREEN GIANT INC.
(Exact Name of Registrant as Specified in Its Charter)

Florida	33-0961490
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Xinghan Road, 19th Floor, Hanzhong City

Shaanxi Province, PRC 723000

+(86)091-62622612

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Puglisi & Associates

850 Library Avenue

Suite 204

Newark, Delaware 19711

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Joan Wu Esq.

Hunter Taubman Fischer & Li LLC

950 Third Avenue, 19th Floor

New York, New York 10022

(212) 530-2208

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 12, 2023

PROSPECTUS

$500,000,000

Green Giant Inc.

Common Stock

Preferred Stock

Warrants

Subscription Rights

Debt Securities

Units

We may issue securities from time to time in one or more offerings, in amounts, at prices and on terms determined at the time of offering. This prospectus describes the general matter in which these securities may be offered using this prospectus. Each time we offer and sell securities, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby. The aggregate offering amount of the securities we sell pursuant to this prospectus will not exceed $500,000,000.

This prospectus may not be used to offer and sell securities unless accompanies by a prospectus supplement.

Our common stock, par value $0.001 per share, is currently listed on the Nasdaq Capital Market under the symbol GGE. Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.

As of March 6, 2023, the aggregate market value of the voting and non-voting common equity held by non-affiliates was $124,285,134.72, based on the closing price of $3.04 on January 10, 2023 (within 60 days prior to the date of filing). Therefore, as of March 6, 2023, the aggregate market value of our common equity held by non-affiliates was more than $75,000,000, as calculated in accordance with General Instruction I.B.1 of Form S-3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Investing in securities involves certain risks. See “Risk Factors” beginning on page 6 of this prospectus and in the applicable prospectus supplement, as updated in our future filings made with the Securities and Exchange Commission (the “SEC”) that are incorporated by reference into this prospectus. You should carefully read and consider these risk factors before you invest in our securities.

Unless otherwise stated, as used in this prospectus, the terms “Green Giant” “we,” “us,” “our Company,” and the “Company” refer to Green Giant Inc., a holding company incorporated under the laws of the state of Florida; the term “HGS Investment” refers to China HGS Investment Inc., a corporation incorporated under the laws of the state of Delaware and our direct wholly owned subsidiary; the terms “Shaanxi HGS” or “our PRC subsidiary” refer to Shannxi HGS Management Consulting Co., Ltd, a limited liability company organized under the laws of the PRC and our indirect wholly owned subsidiary; the terms the “VIE” or the “Guangsha” refer to Shaanxi Guangsha Investment and Development Group Co., Ltd.

We are a holding company incorporated in the state of Florida and not a Chinese operating company. As a holding company with no material operations of our own, we conduct our operations through our subsidiaries in China and the U.S. and the VIE in China. For accounting purposes, we control and receive the economic benefits of the VIE through certain contractual arrangements (the “VIE Agreements”), which enable us to consolidate the financial results of the VIEs in our consolidated financial statements under generally accepted accounting principles in the U.S. (“U.S. GAAP”), and the structure involves unique risks to investors. Our shares of common stock offered in this offering are shares of Green Giant Inc., the holding company in the state of Florida, instead of shares of our subsidiaries or the VIE in China. The VIE structure provides contractual exposure to foreign investment in China-based companies. Chinese law, however, does not prohibit direct foreign investment in the VIE. As a result of our use of the VIE structure, you may never directly hold equity interests in the VIE.

Because we do not directly hold equity interests in the VIE, we are subject to risks and uncertainties of the interpretations and applications of PRC laws and regulations, including but not limited to, regulatory review of overseas listing of PRC companies through special purpose vehicles and the validity and enforcement of the VIE Agreements. We are also subject to the risks and uncertainties about any future actions of the PRC government in this regard that could disallow the VIE structure, which would likely result in a material change in our operations, and the value of our securities may depreciate significantly or become worthless. The VIE Agreements have not been tested in a court of law in China as of the date of this prospectus. See “Item 1A. Risk Factors—Risks Relating to Our Corporate Structure” in the 2022 annual report.

We are subject to certain legal and operational risks associated with having the majority of our operations in China, which could cause the value of our securities to significantly decline or become worthless. PRC laws and regulations governing our business operations in mainland China are sometimes vague and uncertain, and as a result these risks may result in material changes in the operations of the VIE, significant depreciation or a complete loss of the value of our securities, or a complete hindrance of our ability to offer, or continue to offer, our securities to investors. Recently, the PRC government adopted a series of regulatory actions and issued statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. As of the date of this prospectus, we, our PRC subsidiary, and the VIE have not been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice, or sanction. As confirmed by our PRC counsel, Zhejiang Taihang Law Firm (“Taihang Law Firm”), we are not subject to cybersecurity review with the Cyberspace Administration of China, or the “CAC,” under the Cybersecurity Review Measures that became effective on February 15, 2022, since we currently do not have over one million users’ personal information and do not anticipate that we will be collecting over one million users’ personal information in the foreseeable future, which we understand might otherwise subject us to the Cybersecurity Review Measures; we are also not subject to network data security review by the CAC if the Draft Regulations on the Network Data Security Administration (Draft for Comments) (the “Security Administration Draft”) are enacted as proposed, since we currently do not have over one million users’ personal information and do not collect data that affects or may affect national security and we do not anticipate that we will be collecting over one million users’ personal information or data that affects or may affect national security in the foreseeable future, which we understand might otherwise subject us to the Security Administration Draft.

On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the “Trial Measures,” and five supporting guidelines, which came into effect on March 31, 2023. According to the Trial Measures, this offering is considered as an indirect offering, and the filing shall be made within 3 working days after this offering is completed. See “Risk Factors—The Opinions, the Trial Measures, and the revised Provisions recently issued by PRC authorities may subject us to additional compliance requirements in the future.” Notwithstanding the foregoing, as of the date of this prospectus, according to Taihang Law Firm, no relevant PRC laws or regulations in effect require that we obtain permission from any PRC authorities to issue securities to foreign investors, and we have not received any inquiry, notice, warning, sanction, or any regulatory objection to this offering from the CSRC, the CAC, or any other PRC authorities that have jurisdiction over our operations. Since these statements and regulatory actions are newly published, however, official guidance and related implementation rules have not been issued. It is highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of our subsidiaries and the VIE, our ability to accept foreign investments, and our listing on a U.S. exchange. The Standing Committee of the National People’s Congress (the “SCNPC”) or PRC regulatory authorities may in the future promulgate additional laws, regulations, or implementing rules that require us, our subsidiaries, or the VIE to obtain regulatory approval from Chinese authorities before listing in the U.S. If we do not receive or maintain such approval, or inadvertently conclude that such approval is not required, or applicable laws, regulations, or interpretations change such that we are required to obtain approval in the future, we may be subject to an investigation by competent regulators, fines or penalties, or an order prohibiting us from conducting an offering, and these risks could result in a material adverse change in our operations and the value of our common stock, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

In addition, our common stock may be prohibited from trading on a national exchange or over-the-counter under the Holding Foreign Companies Accountable Act (the “HFCA Act”) if the Public Company Accounting Oversight Board (United States) (the “PCAOB”) is unable to inspect our auditors for three consecutive years beginning in 2021. Our auditor, OneStop Assurance PAC (“OneStop”), headquartered in Singapore, is not among the PCAOB registered public accounting firms registered in mainland China or Hong Kong that are subject to PCAOB’s determination on December 16, 2021. If trading in our common stock is prohibited under the HFCA Act in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, Nasdaq may determine to delist our common stock and trading in common stock could be prohibited. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”), governing inspections and investigations of audit firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the U.S. Securities and Exchange Commission (the “SEC”), the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination.

As of the date of this prospectus, our Company, our subsidiaries, and the VIE have not distributed any earnings or settled any amounts owed under the VIE Agreements. Our Company, our subsidiaries, and the VIE do not have any plan to distribute earnings or settle amounts owed under the VIE Agreements in the foreseeable future. As of the date of this prospectus, none of our subsidiaries or the VIE have made any dividends or distributions to our Company and our Company has not made any dividends or distributions to our shareholders. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid or any assets will be transferred in the foreseeable future. If we determine to pay dividends on any of our shares of common stock in the future, as a holding company, we will depend on receipt of funds from our subsidiaries and from the VIE to our PRC subsidiary in accordance with the VIE Agreements.

As of the date of this prospectus, the VIE has not remitted any services fees to WFOE. However, the VIE is obligated to pay a service fee equivalent to 100% of VIE’s net income after deduction of certain tax and operational expenses. As of the date of this prospectus, none of our subsidiaries or the VIE have made any dividends or distributions to us and we has not made any dividends or distributions to our shareholders.

To the extent cash in the business is in the PRC, the funds may not be available to fund operations or for other use outside of the PRC due to interventions in or the imposition of restrictions and limitations on the ability of our Company, our subsidiaries, or the VIE by the PRC government to transfer cash. Our management is directly supervising cash management. Our finance department is responsible for establishing the cash management policies and procedures among our departments and the operating entities. Each department or operating entity initiates a cash request by putting forward a cash demand plan, which explains the specific amount and timing of cash requested, and submitting it to designated management members of our Company, based on the amount and the use of cash requested. The designated management member examines and approves the allocation of cash based on the sources of cash and the priorities of the needs, and submit it to the cashier specialists of our finance department for a second review. Other than the above, we currently do not have other cash management policies or procedures that dictate how funds are transferred nor a written policy that addresses how we will handle any limitations on cash transfers due to PRC law.

The date of this prospectus is April 12, 2023

This prospectus is not an offer to sell or a solicitation of an offer to buy these securities by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, that contained in this prospectus, including in any of the materials that we have incorporated by reference into this prospectus, any accompanying prospectus supplement, and any free writing prospectus prepared or authorized by us. Therefore, if anyone does give you information of this sort, you should not rely on it as authorized by us. You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement.

You should not assume that the information contained in this prospectus and any accompanying supplement to this prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying supplement to this prospectus is delivered or securities are sold on a later date. Neither the delivery of this prospectus, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date hereof or that the information incorporated by reference herein is correct as of any time subsequent to the date of such information.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may offer from time to time securities having a maximum aggregate amount of $500,000,000. Each time we offer securities, we will prepare and file with the SEC a prospectus supplement that describes the specific amounts, prices and terms of the securities we offer. The prospectus supplement also may add, update or change information contained in this prospectus or the documents incorporated herein by reference. You should carefully read this prospectus and the information described under the heading “Where You Can Find More Information.”

This prospectus does not contain all the information provided in the registration statement we filed with the SEC. For further information about us or our securities offered hereby, you should refer to that registration statement, which you can obtain from the SEC as described below under “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not authorized anyone to give any information or make any representation about our company that is different from, or in addition to, that contained in this prospectus, including in any of the materials that have been incorporated by reference into this prospectus or any accompanying prospectus supplement. Therefore, if anyone does give you information of this sort, you should not rely on it as authorized by us.

This prospectus is not an offer to sell or a solicitation of an offer to buy these securities by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

Prior to making a decision about investing in our securities, you should carefully consider the specific risk factors discussed in this prospectus, and the risk factors contained in our annual report on Form 10-K for the fiscal year ended September 30, 2022 under the heading “Item 1A. Risk Factors,” and as described or may be described in any subsequent quarterly report on Form 10-Q under the heading “Item 1A. Risk Factors,” as well as in any applicable prospectus supplement and contained or to be contained in our filings with the SEC and incorporated by reference in this prospectus, together with all of the other information contained in this prospectus, or any applicable prospectus supplement. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Documents by Reference.” If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected, and the trading price of our securities could decline and you might lose all or part of the value of your investment.

You should not assume that the information contained in this prospectus and any accompanying supplement to this prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information that has been incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying supplement to this prospectus is delivered or securities are sold on a later date. Neither the delivery of this prospectus, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date hereof or that the information incorporated by reference herein is correct as of any time subsequent to the date of such information.

ii

CONVENTIONS THAT APPLY TO THIS PROSPECTUS

Unless otherwise indicated or the context otherwise requires, references in this prospectus to:

●	“China” and “the PRC” refer to the People’s Republic of China, including the special administrative regions of Hong Kong and Macau, unless referencing specific laws and regulations adopted by the PRC and other legal or tax matters only applicable to mainland China, and excluding, for purpose of this prospectus only, Taiwan;

●	“Green Giant” “we,” “us,” “our Company,” and the “Company” refer to Green Giant Inc., a holding company incorporated under the laws of the state of Florida and formerly known as China HGS Real Estate Inc;

●	“Green Giant DE” refers to Green Giant Ltd., a Delaware limited liability company and our direct wholly owned subsidiary;

●	“Green Giant Energy” refers to Green Giant Energy Texas Inc., a corporation incorporated under the laws of the state of Texas and our indirect wholly owned subsidiary;

●	“Green Giant HK” refers to Green Giant International Limited, a company incorporated in Hong Kong and our indirect wholly owned subsidiary;

●	“HGS Investment” refers to China HGS Investment Inc., a corporation incorporated under the laws of the state of Delaware and our direct wholly owned subsidiary;

●	“RMB” are to the Renminbi, the legal currency of mainland China;

●	“Shaanxi HGS” or “our PRC subsidiary” refer to Shannxi HGS Management Consulting Co., Ltd, a limited liability company organized under the laws of the PRC and our indirect wholly owned subsidiary;

●	the “VIE” or the “Guangsha” refer to Shaanxi Guangsha Investment and Development Group Co., Ltd.

●	“US$,” “$”, “dollars” and “U.S. dollars” are to the legal currency of the United States.

Unless otherwise noted, all currency figures in this filing are in U.S. dollars.

Our reporting currency is U.S. Dollars. This prospectus also contains translations of certain foreign currency amounts into U.S. dollars for the convenience of the reader. Unless otherwise stated, all translations of RMB into U.S. dollars were made at RMB 7.1135 and RMB 6.4434 to US$1.00, the exchange rates set forth in the H.10 statistical release of the Federal Reserve Board on September 30, 2022 and September 30, 2021, respectively. We make no representation that the RMB or U.S. dollar amounts referred to in this prospectus could have been or could be converted into U.S. dollars or RMB, as the case may be, at any particular rate or at all. As of December 30, 2022, the translations of RMB into U.S. dollars were made at RMB 6.8972 to US$1.00.

iii

PROSPECTUS SUMMARY

Forward-Looking Statements

Some of the statements contained or incorporated by reference in this prospectus may be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act and may involve material risks, assumptions and uncertainties. Forward-looking statements typically are identified by the use of terms such as “may,” “will,” “should,” “believe,” “might,” “expect,” “anticipate,” “intend,” “plan,” “estimate” and similar words, although some forward-looking statements are expressed differently.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, these statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict and which may cause actual outcomes and results to differ materially from what is expressed or forecasted in such forward-looking statements. These forward-looking statements speak only as of the date on which they are made and except as required by law, we undertake no obligation to publicly release the results of any revision or update of these forward-looking statements, whether as a result of new information, future events or otherwise. If we do update or correct one or more forward-looking statements, you should not conclude that we will make additional updates or corrections with respect thereto or with respect to other forward-looking statements. A detailed discussion of risks and uncertainties that could cause actual results and events to differ materially from our forward-looking statements is included in our periodic reports filed with the SEC and in the “Risk Factors” section of this prospectus.

The Company

Corporate History and Structure

Green Giant Inc. (formerly China HGS Real Estate Inc.), is a corporation organized under the laws of the State of Florida.

China HGS Investment Inc. is a Delaware corporation and owns 100% of the equity interest in Shaanxi HGS Management and Consulting Co., Ltd. (“Shaanxi HGS”), a wholly owned foreign entity incorporated under the laws of the People’s Republic of China (“PRC” or “China”).

GGE does not conduct any substantive operations of its own. Instead, through its subsidiary, Shaanxi HGS, it entered into certain exclusive contractual agreements with Shaanxi Guangsha Investment and Development Group Co., Ltd. (“Guangsha”). Pursuant to these agreements, Shaanxi HGS is obligated to absorb a majority of the risk of loss from Guangsha’s activities and entitles Shaanxi HGS to receive a majority of Guangsha’s expected residual returns. In addition, Guangsha’s shareholders have pledged their equity interest in Guangsha to Shaanxi HGS, irrevocably granted Shaanxi HGS an exclusive option to purchase, to the extent permitted under PRC Law, all or part of the equity interests in Guangsha and agreed to entrust all the rights to exercise their voting power to the person(s) appointed by Shaanxi HGS.

Guangsha was organized in August 1995 as a limited liability company under the laws of the PRC. Guangsha is headquartered in the city of Hanzhong, Shaanxi Province. Guangsha is engaged in developing large scale and high quality commercial and residential projects, including multi-layer apartment buildings, sub-high-rise apartment buildings, high-rise apartment buildings, and office buildings.

On November 29, 2021, Green Giant Ltd. was incorporated in Delaware.

Green Giant Energy Texas Inc. was incorporated in Texas on October 3, 2022 which is a wholly owned subsidiary of Green Giant Ltd.

Green Giant International Limited (Hong Kong) was incorporated in Hong Kong on December 9, 2021 as a wholly owned subsidiary of Green Giant Ltd.

The diagram below illustrates our current corporate structure:

Our shares of common stock offered in this offering are shares of Green Giant Inc., the holding company in the state of Florida, instead of shares of our subsidiaries or the VIE in China. The VIE structure provides contractual exposure to foreign investment in China-based companies. Chinese law, however, does not prohibit direct foreign investment in the VIE. As a result of our use of the VIE structure, you may never directly hold equity interests in the VIE.

Our Business

The Company currently operates in two segments, the real estate development business and green energy business. The Company engages in real estate development through the VIE, Guangsha, in mainland China, and is transitioning itself from its real estate development business to a new energy corporation and has appointed a CEO in its Delaware subsidiary to lead and operate the green energy business.

The Company engages in real estate development, primarily in the construction and sale of residential apartments, car parks and commercial properties in mainland China through Guangsha. Guangsha was founded by Mr. Xiaojun Zhu, and commenced operations in 1995 in Hanzhong, a prefecture-level city in Shaanxi Province.

Currently, we are operating our real estate development business in Hanzhong, a prefecture-level city in Shaanxi Province, and Yang County, a county in Hanzhong. We have focused on expanding our business in Tier 3 and Tier 4 cities and counties in China that we strategically select based on population and urbanization growth rates, general economic conditions and growth rates, income and purchasing power of resident consumers, anticipated demand for private residential properties, availability of future land supply and land prices, and governmental urban planning and development policies. Initially, these Tier 3 and Tier 4 cities and counties will be located in the Shaanxi province, China. We utilize a standardized and scalable model that emphasizes rapid asset turnover, efficient capital management and strict cost control. The expansion into strategically selected Tier 3 and Tier 4 cities and counties with real estate development potential in Shaanxi Province is expected to benefit from rising demand for residential housing as a result of increasing income levels of consumers and growing populations in these cities and counties due to urbanization.

In September 2020, the Company started land leveling and construction processes for the Oriental Garden Phase II and Liangzhou Mansion real estate properties in the Liangzhou Road related projects. The Company started the construction of the Liangzhou Road related projects, which consist of residential buildings, office buildings and a commercial plaza, after the approval by the local government of the road. Upon completion, the Liangzhou Road related projects will become a new city center of Hanzhong city.

In November 2022, the Company appointed Mr. Junaid Ali as CEO of its wholly owned subsidiary Green Giant DE to spearhead its effort to explore green energy section in the U.S. In March 2023, Green Giant Energy, an indirect wholly owned subsidiary, entered into a letter of intent with ACE Green Recycling Inc. ("ACE”), an innovative recycling platform for battery materials. Pursuant to the letter of intent, Green Giant Energy and ACE will form a joint venture to build a commercial lithium-ion battery recycling plant in the greater Houston area and boost sustainable battery recycling in North America.

Risks Associated with our Corporate Structure and VIE Agreements

As a holding company with no material operations of our own, we conduct a substantial majority of our operations through our subsidiaries established in China and the U.S. and the VIE in China. For accounting purposes, we control and receive the economic benefits of the VIE through the VIE Agreements, which enable us to consolidate the financial results of the VIE in our consolidated financial statements under U.S. GAAP, and the structure involves unique risks to investors. Our securities offered in this prospectus are securities of our Florida holding company, instead of securities of our subsidiary or the VIE in China. The VIE structure provides contractual exposure to foreign investment in China-based companies. Chinese law, however, does not prohibit direct foreign investment in the VIE. As a result of our use of the VIE structure, you may never directly hold equity interests in the VIE. Because we do not directly hold equity interests in the VIE, we are subject to risks and uncertainties of the interpretations and applications of PRC laws and regulations, including but not limited to, regulatory review of overseas listing of PRC companies through special purpose vehicles and the validity and enforcement of the VIE Agreements. We are also subject to the risks and uncertainties about any future actions of the PRC government in this regard that could disallow the VIE structure, which would likely result in a material change in our operations, and the value of our shares of common stock may depreciate significantly or become worthless. The VIE Agreements have not been tested in a court of law in China as of the date of this prospectus.

The VIE Agreements may not be as effective as direct ownership in providing operational control. For instance, the VIE and its shareholders could breach their contractual arrangements with us by, among other things, failing to conduct their operations in an acceptable manner or taking other actions that are detrimental to our interests. The VIE’s shareholders may not act in the best interests of our Company or may not perform their obligations under these contracts. Such risks exist throughout the period in which we intend to operate certain portions of our business through the VIE Agreements. In the event that the VIE or its shareholders fail to perform their respective obligations under the VIE Agreements, we may have to incur substantial costs and expend additional resources to enforce such arrangements. In addition, even if legal actions are taken to enforce such arrangements, there is uncertainty as to whether the courts of the PRC would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of the securities laws of the U.S. or any state.

We are subject to certain legal and operational risks associated with having the majority of our operations in China, which could cause the value of our securities to significantly decline or become worthless. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and as a result these risks may result in material changes in the operations of the VIE, significant depreciation or a complete loss of the value of our shares of common stock, or a complete hindrance of our ability to offer, or continue to offer, our securities to investors. Recently, the PRC government adopted a series of regulatory actions and issued statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. As of the date of this prospectus, we, our PRC subsidiary, and the VIE have not been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice, or sanction. As confirmed by our PRC counsel, Taihang Law Firm, we are not subject to cybersecurity review with the CAC, under the Cybersecurity Review Measures that became effective on February 15, 2022, since we currently do not have over one million users’ personal information and do not anticipate that we will be collecting over one million users’ personal information in the foreseeable future, which we understand might otherwise subject us to the Cybersecurity Review Measures; we are also not subject to network data security review by the CAC if the Security Administration Draft is enacted as proposed, since we currently do not have over one million users’ personal information and do not collect data that affects or may affect national security and we do not anticipate that we will be collecting over one million users’ personal information or data that affects or may affect national security in the foreseeable future, which we understand might otherwise subject us to the Security Administration Draft. According to our PRC counsel, no relevant laws or regulations in the PRC explicitly require us to seek approval from the China Securities Regulatory Commission for our overseas listing plan. As of the date of this prospectus, we, our PRC subsidiary, and the VIE have not received any inquiry, notice, warning, or sanctions regarding our planned overseas listing from the China Securities Regulatory Commission or any other PRC governmental authorities. Since these statements and regulatory actions are newly published, however, official guidance and related implementation rules have not been issued. It is highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of our PRC subsidiary and the VIE, our ability to accept foreign investments, and our listing on a U.S. exchange. The SCNPC or PRC regulatory authorities may in the future promulgate laws, regulations, or implementing rules that require us, our PRC subsidiary, or the VIE to obtain regulatory approval from Chinese authorities before listing in the U.S.

Furthermore, pursuant to the Holding Foreign Companies Accountable Act, or the HFCAA, the Public Company Accounting Oversight Board, or the PCAOB, issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the People’s Republic of China because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. Our auditor, OneStop Assurance PAC, is headquartered in Singapore, not mainland China or Hong Kong, therefore is not subject to the determinations announced by the PCAOB on December 16, 2021 relating to the PCAOB’s inability to inspect or investigate completely registered public accounting firms headquartered in mainland China of the PRC or Hong Kong because of a position taken by one or more authorities in the PRC or Hong Kong. If trading in our common stock is prohibited under the HFCA Act in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, Nasdaq may determine to delist our common stock and trading in our common stock could be prohibited. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. On August 26, 2022, the China Securities Regulatory Commission, the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”), governing inspections and investigations of audit firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the U.S. Securities and Exchange Commission (the “SEC”), the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination.

Dividend Policy and Asset Transfers Between Our Company, Our Subsidiaries, and the VIE

As of the date of this prospectus, our Company, our subsidiaries, and the VIE have not distributed any earnings or settled any amounts owed under the VIE Agreements. Our Company, our subsidiaries, and the VIE do not have any plan to distribute earnings or settle amounts owed under the VIE Agreements in the foreseeable future.

Our management is directly supervising cash management. Our finance department is responsible for establishing the cash management policies and procedures among our departments and the operating entities. Each department or operating entity initiates a cash request by putting forward a cash demand plan, which explains the specific amount and timing of cash requested, and submitting it to designated management members of our Company, based on the amount and the use of cash requested. The designated management member examines and approves the allocation of cash based on the sources of cash and the priorities of the needs, and submit it to the cashier specialists of our finance department for a second review. Other than the above, we currently do not have other cash management policies or procedures that dictate how funds are transferred nor a written policy that addresses how we will handle any limitations on cash transfers due to PRC law.

We intend to retain all of our available funds and any future earnings to fund the development and growth of our business. As such, we do not expect to pay any cash dividends in the foreseeable future. We are permitted under PRC laws and regulations to provide funding to our PRC subsidiary only through loans or capital contributions, and only if we satisfy the applicable government registration and approval requirements.

Our PRC subsidiary is permitted to pay dividends only out of their retained earnings. However, our PRC subsidiary is required to set aside at least 10% of its after-tax profits each year, after making up for previous year’s accumulated losses, if any, to fund certain statutory reserves, until the aggregate amount of such funds reaches 50% of registered capital. This portion of our PRC subsidiary’s respective net assets are prohibited from being distributed to their shareholders as dividends. However, our PRC subsidiary has not made any dividends or distributions to our holding company or any U.S. investors as of the date of this prospectus

In addition, the PRC government imposes controls on the convertibility of Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders.

A 10% PRC withholding tax is applicable to dividends payable to investors that are non-resident enterprises. Any gain realized on the transfer of ordinary shares by such investors is also subject to PRC tax at a current rate of 10%, which in case of dividends will be withheld at source if such gain is regarded as income derived from sources within the PRC.

Permissions under Hong Kong Law and the PRC Law

In order to operate our business activities as currently conducted in China, each of our PRC subsidiaries is required to obtain a business license from the State Administration for Market Regulation (“SAMR”). As of the date of this prospectus, our PRC subsidiary and the VIE has obtained a valid business license from the SAMR and no application for any such license has been denied.

Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued an announcement to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. On December 28, 2021, Cybersecurity Review Measures was published by Cyberspace Administration of China or the CAC, National Development and Reform Commission, Ministry of Industry and Information Technology, Ministry of Public Security, Ministry of State Security, Ministry of Finance, Ministry of Commerce, People’s Bank of China, State Administration of Radio and Television, China Securities Regulatory Commission, State Secrecy Administration and State Cryptography Administration, effective on February 15, 2022, which provides that, Critical Information Infrastructure Operators (“CIIOs”) that purchase internet products and services and Online Platform Operators engaging in data processing activities that affect or may affect national security shall be subject to the cybersecurity review by the Cybersecurity Review Office. On November 14, 2021, CAC published the Administration Measures for Cyber Data Security (Draft for Public Comments), or the “Cyber Data Security Measure (Draft)”, which requires cyberspace operators with personal information of more than 1 million users who want to list abroad to file a cybersecurity review with the Office of Cybersecurity Review. On April 2, 2022, the CSRC released the Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments), which provide that a domestic company that seeks to offer and list its securities in a overseas market shall strictly abide by applicable PRC laws and regulations, enhance legal awareness of keeping state secrets and strengthening archives administration, institute a sound confidentiality and archives administration system, and take necessary measures to fulfill confidentiality and archives administration obligations. On July 7, 2022, CAC promulgated the Measures for the Security Assessment of Data Cross-border Transfer, effective on September 1, 2022, which requires the data processors to apply for data cross-border security assessment coordinated by the CAC under the following circumstances: (i) any data processor transfers important data to overseas; (ii) any critical information infrastructure operator or data processor who processes personal information of over 1 million people provides personal information to overseas; (iii) any data processor who provides personal information to overseas and has already provided personal information of more than 100,000 people or sensitive personal information of more than 10,000 people to overseas since January 1st of the previous year and ; and (iv) other circumstances under which the data cross-border transfer security assessment is required as prescribed by the CAC.

On February 17, 2023, the CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Enterprises (the “New Overseas Listing Rules”) with five interpretive guidelines, which came into effect on March 31, 2023. The New Overseas Listing Rules require Chinese domestic enterprises, directly or indirectly issues and lists securities overseas, to complete filings with relevant governmental authorities and report related information under certain circumstances, such as: a) an issuer making an application for initial public offering and listing in an overseas market; b) an issuer making an overseas securities offering after having been listed on an overseas market; c) a domestic company seeking an overseas direct or indirect listing of its assets through single or multiple acquisition(s), share swap, transfer of shares or other means. The required filing scope is not limited to the initial public offering, but also includes subsequent overseas securities offering, single or multiple acquisition(s), share swap, transfer of shares or other means to seek an overseas direct or indirect listing and a secondary listing or dual major listing of issuers already listed overseas. According to the Notice on Arrangements for Overseas Securities Offering and Listing by Domestic Enterprises, published by the CSRC on February 17, 2023, a company that (i) has already completed overseas listing or (ii) has already obtained the approval for the offering or listing from overseas securities regulators or exchanges but has not completed such offering or listing before effective date of the new rules and also completes the offering or listing before September 30, 2023 will be considered as an existing listed company and is not required to make any filing until it conducts a new offering in the future. For the company that has already submitted offering and listing applications but not yet obtained the approvals from overseas securities regulators or exchanges shall choose to make its filing with the CSRC at a reasonable time but before the completion of the offering/listing. For the company that has already obtained CSRC approval for overseas listing or offering can continue its process during the valid term of the CSRC approval without additional filing and it shall make the filing pursuant to the new rules if it does not complete the offering or listing before the expiration of the original approval from CSRC. Furthermore, upon the occurrence of any of the material events specified below after an issuer has completed its offering and listed its securities on an overseas stock exchange, the issuer shall submit a report thereof to the CSRC within 3 working days after the occurrence and public disclosure of the event: (i) change of control; (ii) investigations or sanctions imposed by overseas securities regulatory agencies or other competent authorities; (iii) change of listing status or transfer of listing segment; or (iv) voluntary or mandatory delisting. As of the date of this prospectus, these new laws and guidelines have not impacted the Company’s ability to conduct its business, accept foreign investments, or list and trade on a U.S. or other foreign exchange; however, there are uncertainties in the interpretation and enforcement of these new laws and guidelines, which could materially and adversely impact our business and financial outlook and may impact our ability to accept foreign investments or continue to list on a U.S. or other foreign exchange. Any change in foreign investment regulations, and other policies in China or related enforcement actions by China government could result in a material change in our operations and the value of our securities and could significantly limit or completely hinder our ability to offer our securities to investors or cause the value of our securities to significantly decline or be worthless.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in our Annual Report on Form 10-K for the year ended September 30, 2022, as updated or supplemented by any subsequently filed periodic reports and other documents as filed with the SEC and incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors described in the documents referenced above could adversely affect our business, operating results and financial condition, as well as adversely affect the value of our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business, operating results and financial condition, and could cause you to lose all or part of your investment. For more information, see “Where You Can Find More Information.”

Risks Relating to Our Business and Industry

The Company’s lithium-ion battery recycling business is and will be dependent on its recycling facilities. If one or more of its future facilities become inoperative, capacity constrained or if operations are disrupted, its business, results of operations and financial condition could be materially adversely affected.

The Company conducts its lithium-ion battery recycling business through Green Giant Energy, the operating entity in Texas. The Company’s lithium-ion battery recycling business revenue is and will be dependent on the operations of its future facilities, including the planned facility in Houston Texas and any other facilities it may develop in the future. To the extent that the Company experiences any operational risk events including, among other things, fire and explosions, severe weather and natural disasters (such as floods, windstorms, wildfires and earthquakes), failures in water supply, major power failures, equipment failures (including any failure of its process equipment, information technology, air conditioning, and cooling and compressor systems), a cyber-attack or other incident, failures to comply with applicable regulations and standards, labor force and work stoppages, including those resulting from local or global pandemics or otherwise, or if its future facilities become capacity constrained, the Company may be required to make capital expenditures even though it may not have sufficient available resources at such time. Additionally, there is no guarantee that the proceeds available from any of the Company’s insurance policies will be sufficient to cover such capital expenditures. The Company’s insurance coverage and available resources may prove to be inadequate for events that may cause significant disruption to its operations. Any disruption in the Company’s recycling processes could result in delivery delays, scheduling problems, increased costs or production interruption, which, in turn, may result in its customers deciding to send their end-of-life lithium-ion batteries and battery manufacturing scrap to the Company’s competitors. The Company is and will be dependent on its future facilities, which will in the future require a high degree of capital expenditures. If one or more of the Company’s current or future facilities become inoperative, capacity constrained or if operations are disrupted, its business, results of operations and financial condition could be materially adversely affected.

The development of an alternative chemical make-up of lithium-ion batteries or battery alternatives could materially adversely affect the Company’s revenues and results of operations.

The development and adoption of alternative battery technologies could materially adversely affect the Company’s prospects and future revenues. Current and next generation high energy density lithium-ion batteries for use in products such as EVs use nickel and cobalt as significant inputs. Cobalt and nickel tend to be in lower supply and therefore command higher prices than certain other raw materials. Alternative chemical makeups for lithium-ion batteries or battery alternatives are being developed and some of these alternatives could be less reliant on cobalt and nickel or use other lower-priced raw materials such as lithium-iron phosphate chemistries, which contain neither cobalt nor nickel. A shift in production to batteries using lower-priced raw materials could affect the value of the end products produced by the Company, lowering its revenues and negatively impacting its results of operations.

The Company is subject to the risk of litigation or regulatory proceedings, which could materially adversely impact its financial results.

All industries, including the lithium-ion battery recycling industry, are subject to legal claims, with or without merit. From time to time, we are subject to various litigation and regulatory proceedings arising in the normal course of business. Due to the inherent uncertainty of the litigation process, we may not be able to predict with any reasonable degree of certainty the outcome of any litigation or the potential for future litigation. Regardless of the outcome, any legal or regulatory proceeding could have a material adverse impact on the Company’s business, prospects, financial conditions and results of operations due to defense costs, the diversion of management resources, potential reputational harm and other factors.

The Company may not be able to complete its recycling processes as quickly as customers may require, which could cause it to lose supply contracts and could harm its reputation.

The Company may not be able to complete its recycling processes to meet the supply it receives from its customers. Operating delays and interruptions can occur for many reasons, including, but not limited to:

●	equipment failures;

●	personnel shortage;

●	labor disputes; or

●	transportation disruptions.

The recycling process for lithium-ion batteries is complex. If the Company fails to complete its recycling processes in a timely fashion, its reputation may be harmed. Any failure by the Company to complete its recycling processes in a timely fashion may also jeopardize existing orders and cause the Company to lose potential supply contracts and be forced to pay penalties.

The Company operates in an emerging, competitive industry and if it is unable to compete successfully its revenue and profitability will be materially adversely affected.

The lithium-ion recycling market is competitive. As the industry evolves and the demand increases, the Company anticipates that competition will increase. the Company currently faces competition primarily from companies that focus on one type of lithium-ion material recycling, some of which have more expertise in the recycling of that material than the Company. The Company also competes against companies that have a substantial competitive advantage because of longer operating histories and larger budgets, as well as greater financial and other resources. National or global competitors could enter the market with more substantial financial and workforce resources, stronger existing customer relationships, and greater name recognition. Competitors could focus their substantial resources on developing a more efficient recovery solution than the Company’s solutions. Competition also places downward pressure on the Company’s contract prices and gross margins, which presents it with significant challenges in its ability to maintain strong growth rates and acceptable gross margins. If the Company is unable to meet these competitive challenges, it could lose market share to its competitors and experience a material adverse impact to its business, financial condition and results of operations.

Risks Relating to Doing Business in the PRC

The Opinions, the Trial Measures, and the revised Provisions recently issued by the PRC authorities may subject us to additional compliance requirements in the future.

The General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or the “Opinions,” which were made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies. The Opinions proposed to take effective measures, such as promoting the construction of relevant regulatory systems, to deal with the risks and incidents facing China-based overseas-listed companies and the demand for cybersecurity and data privacy protection. The aforementioned policies and any related implementation rules to be enacted may subject us to additional compliance requirements in the future. On February 17, 2023, the CSRC promulgated the Trial Measures and five supporting guidelines, which came into effect on March 31, 2023. Pursuant to the Trial Measures, the companies that have already been listed on overseas stock exchanges, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days after the subsequent securities offerings are completed in the same offshore market. Thus, the filing shall be made within 3 working days after this offering is completed.

Breaches of the Trial Measures, such as offering and listing securities overseas without fulfilling the filing procedures, shall bear legal liabilities, including a fine between RMB 1.0 million (approximately $150,000) and RMB 10.0 million (approximately $1.5 million), and the Trial Measures heighten the cost for offenders by enforcing accountability with administrative penalties and incorporating the compliance status of relevant market participants into the Securities Market Integrity Archives. Such rules have been issued that means the Chinese government may exert more oversight and control over overseas public offerings conducted by China-based issuers, which could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors and could cause the value of our securities to significantly decline or become worthless.

As of the date of this prospectus, none of the Company, our PRC subsidiary, or the VIE have applied for, received, or been denied approval from any PRC authorities to issue our securities to foreign investors, nor received any inquiry, notice, warning, or sanctions regarding issuing our securities to foreign investors from the CSRC, the CAC, or any other PRC governmental authorities. As advised by our PRC counsel, Taihang Law Firm, apart from the filing with the CSRC as per requirement of the Trial Measures, we, our subsidiaries, and the PRC operating entities are not required to obtain any other permission from the CSRC, the CAC, or any other Chinese authorities to issue our securities to foreign investors based on PRC laws and regulations currently in effect.

On February 24, 2023, the CSRC, together with the MOF, National Administration of State Secrets Protection and National Archives Administration of China, revised the Provisions issued by the CSRC and National Administration of State Secrets Protection and National Archives Administration of China in 2009. The revised Provisions were issued under the title the “Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies,” and came into effect on March 31, 2023 together with the Trial Measures. One of the major revisions to the revised Provisions is expanding their application to cover indirect overseas offering and listing, as is consistent with the Trial Measures. The revised Provisions require that, among other things, (a) a domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals or entities, including securities companies, securities service providers, and overseas regulators, any documents and materials that contain state secrets or working secrets of government agencies, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level; and (b) a domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals and entities, including securities companies, securities service providers, and overseas regulators, any other documents and materials that, if leaked, will be detrimental to national security or public interest, shall strictly fulfill relevant procedures stipulated by applicable national regulations. After March 31, 2023, any failure or perceived failure by our Company, our subsidiaries, or the VIE to comply with the above confidentiality and archives administration requirements under the revised Provisions and other PRC laws and regulations may result in the relevant entities being held legally liable by competent authorities, and referred to the judicial organ to be investigated for criminal liability if suspected of committing a crime.

The Opinions, the Trial Measures, the revised Provisions and any related implementing rules to be enacted may subject us to additional compliance requirements in the future. As there are still uncertainties regarding the interpretation and implementation of such regulatory guidance, we cannot assure you that we will be able to comply with all new regulatory requirements of the Opinions, the Trial Measures, the revised Provisions, or any future implementing rules on a timely basis, or at all.

Recent greater oversight by the CAC over data security could adversely impact our business and our offering.

On December 28, 2021, the CAC, together with 12 other governmental departments of the PRC, jointly promulgated the Cybersecurity Review Measures, which became effective on February 15, 2022. The Cybersecurity Review Measures provides that, in addition to CIIOs that intend to purchase Internet products and services, data processing operators engaging in data processing activities that affect or may affect national security must be subject to cybersecurity review by the Cybersecurity Review Office of the PRC. According to the Cybersecurity Review Measures, a cybersecurity review assesses potential national security risks that may be brought about by any procurement, data processing, or overseas listing. The Cybersecurity Review Measures further requires that CIIOs and data processing operators that possess personal data of at least one million users must apply for a review by the Cybersecurity Review Office of the PRC before conducting listings in foreign countries.

On November 14, 2021, the CAC published the Security Administration Draft, which provides that data processing operators engaging in data processing activities that affect or may affect national security must be subject to network data security review by the relevant Cyberspace Administration of the PRC. According to the Security Administration Draft, data processing operators who possess personal data of at least one million users or collect data that affects or may affect national security must be subject to network data security review by the relevant Cyberspace Administration of the PRC. The deadline for public comments on the Security Administration Draft was December 13, 2021.

As of the date of this prospectus, we have not received any notice from any authorities identifying our PRC subsidiary or the VIEs as CIIOs or requiring us to go through cybersecurity review or network data security review by the CAC. As the Cybersecurity Review Measures became effective and if the Security Administration Draft is enacted as proposed, we believe that the operations of our PRC subsidiary and the VIE and our listing will not be affected and that we are not subject to cybersecurity review and network data security review by the CAC, given that: (i) our PRC subsidiary and the VIE engage in real estate development, primarily in the construction and sale of residential apartments, car parks and commercial properties, therefore it is unlikely to be classified as a CIIO by the PRC regulatory agencies; (ii) our PRC subsidiary and the VIE possess personal data of fewer than one million individual clients in their business operations as of the date of this prospectus and do not anticipate that they will be collecting over one million users’ personal information in the near future, which we understand might otherwise subject our PRC subsidiary and the VIE to the Cybersecurity Review Measures; and (iii) since our PRC subsidiary and the VIE are in real estate development, data processed in their business is unlikely to have a bearing on national security and therefore is unlikely to be classified as core or important data by the authorities. There remains uncertainty, however, as to how the Cybersecurity Review Measures and the Security Administration Draft will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Cybersecurity Review Measures and the Security Administration Draft. If any such new laws, regulations, rules, or implementation and interpretation come into effect, we will take all reasonable measures and actions to comply and to minimize the adverse effect of such laws on us. We cannot guarantee, however, that we will not be subject to cybersecurity review and network data security review in the future. During such reviews, we may be required to suspend our operation or experience other disruptions to our operations. Cybersecurity review and network data security review could also result in negative publicity with respect to our Company and diversion of our managerial and financial resources, which could materially and adversely affect our business, financial conditions, and results of operations.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments, or bringing actions in China against us or our management based on foreign laws. It may also be difficult for you or overseas regulators to conduct investigations or collect evidence within China.

We are a company incorporated under the laws of the state of Florida, and we conduct most of our operations in China and most of our assets are located in China. In addition, all of our directors and officers are nationals or residents of the PRC and all or a substantial portion of their assets are located outside the U.S. As a result, it may be difficult for you to effect service of process upon us or those persons inside mainland China. In addition, there is uncertainty as to whether the courts of the PRC would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of U.S. securities laws or those of any U.S. state.

The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other forms of written arrangement with the U.S. that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, the PRC courts will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC laws or national sovereignty, security, or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the U.S. See “Enforceability of Civil Liabilities.”

It may also be difficult for you or overseas regulators to conduct investigations or collect evidence within China. For example, in China, there are significant legal and other obstacles to obtaining information needed for shareholder investigations or litigation outside China or otherwise with respect to foreign entities. Although the authorities in China may establish a regulatory cooperation mechanism with its counterparts of another country or region to monitor and oversee cross-border securities activities, such regulatory cooperation with the securities regulatory authorities in the U.S. may not be efficient in the absence of a practical cooperation mechanism. Furthermore, according to Article 177 of the PRC Securities Law, or “Article 177,” which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigations or evidence collection activities within the territory of the PRC. Article 177 further provides that Chinese entities and individuals are not allowed to provide documents or materials related to securities business activities to foreign agencies without prior consent from the securities regulatory authority of the PRC State Council and the competent departments of the PRC State Council. While detailed interpretation of or implementing rules under Article 177 have yet to be promulgated, the inability for an overseas securities regulator to directly conduct investigation or evidence collection activities within China may further increase difficulties faced by you in protecting your interests.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds to us from the sale of our securities under this prospectus. Unless otherwise provided in the applicable prospectus supplement, we currently expect to use the net proceeds that we receive from this offering for working capital and other general corporate purposes. The expected use of net proceeds of this offering represents our current intentions based on our present plans and business conditions. We cannot specify with certainty all of the particular uses for the net proceeds to be received upon the closing of this offering. Pending these uses, we will pay all costs, fees and expenses incurred in connection with the registration of the shares of our common stock covered by this prospectus.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

DESCRIPTION OF SECURITIES TO BE REGISTERED

We may issue from time to time, in one or more offerings the following securities:

●	shares of common stock;

●	shares of preferred stock;

●	debt securities;

●	warrants exercisable for debt securities, common stock or preferred stock;

●	rights to purchase any of such securities; and

●	units of debt securities, common stock, preferred stock or warrants, in any combination.

This prospectus contains a summary of the material general terms of the various securities that we may offer. The specific terms of the securities will be described in a prospectus supplement, information incorporated by reference or related free writing prospectus, which may be in addition to or different from the general terms summarized in this prospectus. Where applicable, the prospectus supplement, information incorporated by reference or related free writing prospectus will also describe any material United States federal income tax considerations relating to the securities offered and indicate whether the securities offered are or will be listed on any securities exchange. The summaries contained in this prospectus and in any prospectus supplements, information incorporated by reference or related free writing prospectus may not contain all of the information that you would find useful. Accordingly, you should read the actual documents relating to any securities sold pursuant to this prospectus.

The terms of any particular offering, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, information incorporated by reference or free writing prospectus, relating to such offering.

Common Stock

As of the date of this prospectus, our authorized capital stock consists of 200,000,000 shares of common stock, $0.001 par value per share, of which 55,793,268 shares are issued and outstanding.

Each outstanding share of common stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by their holders at meetings of the shareholders.

Holders of our common stock:

(i) have equal ratable rights to dividends from funds legally available therefore, if declared by the Board of Directors;

(ii) are entitled to share ratably in all our assets available for distribution to holders of common stock upon our liquidation, dissolution or winding up;

(iii) do not have preemptive; and

(iv) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote at all meetings of our shareholders.

The holders of shares of our common stock do not have cumulative voting rights, which means that the holder or holders of more than fifty percent (50%) of outstanding shares voting for the election of directors can elect all of our directors if they so choose and, in such event, the holders of the remaining shares will not be able to elect any of the our directors.

Our common stock is listed on the Nasdaq Capital Market under the symbol “GGE.” The transfer agent and registrar for our common stock is Securities Transfer Corporation, 2901 N. Dallas Parkway, Suite 380, Plano, Texas 75093.

Preferred Stock

As of the date of this prospectus, our authorized capital stock consists of 5,000,000 shares of preferred stock, $0.001 par value per share, all of which remain unissued and no shares of preferred stock are authorized for any specific series.

The shares of preferred stock may be issued from time to time in one or more series. The board of directors of the Company is expressly authorized to provide for the issue of all or any of the shares of the preferred stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the board of directors providing for the issue of such shares and as may be permitted by the laws of the State of Florida. The board of directors is also expressly authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series. In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

Description of Debt Securities

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities, senior subordinated debt or subordinated debt securities. We may also issue convertible debt securities. Debt securities issued under an indenture (which we refer to herein as an Indenture) will be entered into between us and a trustee to be named therein. It is likely that convertible debt securities will not be issued under an Indenture.

The Indenture or forms of Indentures, if any, will be filed as exhibits to the registration statement of which this prospectus is a part.

As you read this section, please remember that for each series of debt securities, the specific terms of your debt security as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in the summary below. The statement we make in this section may not apply to your debt security.

Events of Default Under the Indenture

Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

●	if we fail to pay the principal or premium, if any, when due and payable at maturity, upon redemption or repurchase or otherwise;

●	if we fail to pay interest when due and payable and our failure continues for certain days;

●	if we fail to observe or perform any other covenant contained in the Securities of a Series or in this Indenture, and our failure continues for certain days after we receive written notice from the trustee or holders of at least certain percentage in aggregate principal amount of the outstanding debt securities of the applicable series. The written notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default”;

●	if specified events of bankruptcy, insolvency or reorganization occur; and

●	if any other event of default provided with respect to securities of that series, which is specified in a Board Resolution, a supplemental indenture hereto or an Officers’ Certificate as defined in the Form of Indenture.

We covenant in the Form of Indenture to deliver a certificate to the trustee annually, within certain days after the close of the fiscal year, to show that we are in compliance with the terms of the indenture and that we have not defaulted under the indenture.

Nonetheless, if we issue debt securities, the terms of the debt securities and the final form of indenture will be provided in a prospectus supplement. Please refer to the prospectus supplement and the form of indenture attached thereto for the terms and conditions of the offered debt securities. The terms and conditions may or may not include whether or not we must furnish periodic evidence showing that an event of default does not exist or that we are in compliance with the terms of the indenture.

The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the Indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures (and any amendments or supplements we may enter into from time to time which are permitted under each Indenture) and the debt securities, including the definitions therein of certain terms.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be direct secured or unsecured obligations of our company. The senior debt securities will rank equally with any of our other unsecured senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

We may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture and will be equal in ranking.

Should an indenture relate to unsecured indebtedness, in the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to secured indebtedness of our company or its subsidiaries, the holders of such secured indebtedness, if any, would be entitled to receive payment of principal and interest prior to payments on the senior indebtedness issued under an Indenture.

Prospectus Supplement

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

●	the title of debt securities and whether they are subordinated, senior subordinated or senior debt securities;

●	any limit on the aggregate principal amount of debt securities of such series;

●	the percentage of the principal amount at which the debt securities of any series will be issued;

●	the ability to issue additional debt securities of the same series;

●	the purchase price for the debt securities and the denominations of the debt securities;

●	the specific designation of the series of debt securities being offered;

●	the maturity date or dates of the debt securities and the date or dates upon which the debt securities are payable and the rate or rates at which the debt securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which such rate shall be determined;

●	the basis for calculating interest if other than 360-day year or twelve 30-day months;

●	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

●	the duration of any deferral period, including the maximum consecutive period during which interest payment periods may be extended;

●	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

●	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

●	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the applicable Indenture;

●	the rate or rates of amortization of the debt securities;

●	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

●	our obligation or discretion, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

●	the terms and conditions, if any, regarding the option or mandatory conversion or exchange of debt securities;

●	the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities shall be evidenced;

●	any restriction or condition on the transferability of the debt securities of a particular series;

●	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with any event of default if other than the full principal amount;

●	the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

●	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

●	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable Indenture;

●	any limitation on our ability to incur debt, redeem stock, sell our assets or other restrictions;

●	the application, if any, of the terms of the applicable Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

●	what subordination provisions will apply to the debt securities;

●	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our common stock, preferred stock or other securities or property;

●	whether we are issuing the debt securities in whole or in part in global form;

●	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

●	the depositary for global or certificated debt securities, if any;

●	any material federal income tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

●	any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the Indentures, by depositing money or U.S. government obligations with the trustee of the Indentures;

●	the names of any trustees, depositories, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

●	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable Indenture;

●	if the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

●	the portion of the principal amount of any debt securities which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable Indenture if other than the entire principal amount;

●	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined); and

●	any other specific terms of the debt securities, including any modifications to the events of default under the debt securities and any other terms which may be required by or advisable under applicable laws or regulations.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange. Holders of the debt securities may present registered debt securities for exchange or transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable Indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.

Description of Warrants

We may issue warrants to purchase our common stock or preferred stock. Warrants may be issued independently or together with any other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing and may be attached to, or separate from, such securities. To the extent warrants that we issue are to be publicly-traded, each series of such warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe in particular the terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of the warrant and/or warrant agreement, if any, which may include a form of warrant certificate, as applicable that describes the terms of the particular series of warrants we may offer before the issuance of the related series of warrants. We may issue the warrants under a warrant agreement that we will enter into with a warrant agent to be selected by us. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants. The following summary of material provisions of the warrants and warrant agreements is subject to, and qualified in its entirety by reference to, all the provisions of the form of warrant and/or warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the title of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, amount and terms of the securities or other rights for which the warrants are exercisable;

●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

●	the aggregate number of warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	the price or prices at which the securities or other rights purchasable upon exercise of the warrants may be purchased;

●	if applicable, the date on and after which the warrants and the securities or other rights purchasable upon exercise of the warrants will be separately transferable;

●	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

●	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

●	the maximum or minimum number of warrants that may be exercised at any time;

●	information with respect to book-entry procedures, if any; and

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of warrants to purchase the number of common stock or preferred stock of the relevant class or series at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, if applicable, unexercised warrants will become void. Warrants may be exercised in the manner described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the securities or other rights that the warrant holder has purchased. If the warrant holder exercises less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Prior to the exercise of any warrants to purchase common stock or preferred stock of the relevant class or series, holders of the warrants will not have any of the rights of holders of common stock or preferred stock purchasable upon exercise, including the right to vote or to receive any payments of dividends or payments upon our liquidation, dissolution or winding up on the common stock or preferred stock purchasable upon exercise, if any.

Description of Rights

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Description of Units

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement and any related free writing prospectus. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report we file with the SEC, the form of unit agreement that describes the terms of the series of units we may offer under this prospectus, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

We may issue units comprised of Common Stock or preferred shares and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable, if applicable;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other material terms of the units and their constituent securities.

The provisions described in this section, as well as those described under “Description of Share Capital – Common Stock and Preferred Shares” and “Description of Warrants” will apply to each unit and to any Common Stock, preferred shares or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

We may enter into unit agreements with a unit agent. Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

We, the unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

●	the terms of the offering;

●	the names of any underwriters or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers;

●	any commissions paid to agents; and

●	any securities exchange or market on which the securities may be listed.

Sale through Underwriters or Dealers

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement. If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

We will provide in the applicable prospectus supplement any compensation we will pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers.

Direct Sales and Sales through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, other than our common stock all securities we offer under this prospectus will be a new issue and will have no established trading market. We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a holding company incorporated in the state of Florida and not a Chinese operating company. As a holding company with no material operations of our own, we conduct our operations through our subsidiaries in China and the U.S. and the VIE in China.

Substantially all of our assets are located in the PRC. In addition, all of our directors and officers are nationals or residents of the PRC and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Puglisi & Associates as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Our counsel with respect to PRC law, Taihang Law Firm, have advised us that there is uncertainty as to whether the courts of the PRC would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in the PRC against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Our PRC counsel, Taihang Law Firm, has advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. However, there are no treaties or other forms of reciprocity between China and the United States for the mutual recognition and enforcement of court judgments. Further, pursuant to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security, or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States.

Our PRC counsel, Taihang Law Firm, has further advised us that, under the PRC Civil Procedures Law, foreign shareholders may originate actions based on PRC laws against us in the PRC, if they can establish sufficient nexus to the PRC for a PRC court to have jurisdiction, and meet other procedural requirements, including, among others, the plaintiff must have a direct interest in the case, and there must be a concrete claim, a factual basis, and a cause for the suit. However, it would be difficult for foreign shareholders to establish sufficient nexus to the PRC by virtue only of holding our common stock.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon for us by Hunter Taubman Fischer & Li LLC, New York, NY. The legality of the securities for any underwriters, dealers or agents will be passed upon by counsel as may be specified in the applicable prospectus supplement.

EXPERTS

OneStop Assurance PAC, an independent registered public accounting firm, audited our financial statements for the year ended September 30, 2022, and Wei, Wei & Co., LLP audited our financial statements for the year ended September 30, 2021, as set forth in their reports included in our Annual Report on Form 10-K for the year ended September 30, 2022, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on OneStop Assurance PAC and Wei, Wei & Co., LLP’s reports, given on their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them into this prospectus. This means that we can disclose important information about us and our financial condition to you by referring you to another document filed separately with the SEC instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus and later information that we file with the SEC will automatically update and supersede this information. This prospectus incorporates by reference any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, between the date of the initial registration statement and prior to effectiveness of the registration statement and the documents listed below that we have previously filed with the SEC:

●	our Current Reports on Form 8-K, filed with the SEC on October 6, 2022, October 19, 2022, October 25, 2022, and March 15, 2023.

●	our Quarterly Report on Form 10-Q for the quarters ended March 31, 2022 and June 30, 2022, and December 31, 2022, filed with the SEC on May 16, 2022, August 15, 2022, and February 13, 2023, respectively;

●	our Annual Report on Form 10-K for the year ended September 30, 2022, filed with the SEC on January 13, 2023; and

●	The description of our Common Stock contained in our Registration Statement on Form 8-A (File No. 001-34864), as filed with the SEC on September 9, 2010, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference all documents that we file with the SEC on or after the effective time of this prospectus pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the sale of all the securities registered hereunder or the termination of the registration statement. Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in the applicable prospectus supplement or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of the filings incorporated herein by reference, including exhibits to such documents that are specifically incorporated by reference, at no cost, by writing or calling us at the following address or telephone number:

Green Giant Inc.

Xinghan Road, 19th Floor, Hanzhong City

Shaanxi Province, PRC 723000

+(86)091-62622612

Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance you are referred to the copy of the contract or other document filed as an exhibit to the registration statement or incorporated herein, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC registering the securities that may be offered and sold hereunder. The registration statement, including exhibits thereto, contains additional relevant information about us and these securities, as permitted by the rules and regulations of the SEC, we have not included in this prospectus. A copy of the registration statement can be obtained at the address set forth below or at the SEC’s website as noted below. You should read the registration statement, including any applicable prospectus supplement, for further information about us and these securities.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http:/www.sec.gov, or at our corporate website at https://www.gge.com/.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Green Giant Inc.

$500,000,000

Common Stock

Preferred Stock

Warrants

Subscription Rights

Debt Securities

Units

April 12, 2023

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth all expenses payable by us in connection with the offering of our securities being registered hereby.

Securities and Exchange Commission registration fee		$55,100
Accounting fees and expenses	$	*
Legal fees and expenses	$	*
Miscellaneous expenses	$	*
Total	$	*

*	Estimated expenses are not presently known because they depend upon, among other things, the number of offerings that will be made pursuant to this registration statement, the amount and type of securities being offered and the timing of such offerings; we cannot compute the total until the exact expenses are known.

Item 15. Indemnification of Directors and Officers.

Florida law authorizes a Florida corporation to indemnify its directors and officers in certain instances against certain liabilities which they may incur by virtue of their relationship with the corporation. Additionally, a Florida corporation is authorized to provide further indemnification or advancement of expenses to any of its directors, officers, employees, or agents, except for acts or omissions that constitute:

●	a violation of the criminal law unless the individual had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful,

●	a transaction in which the individual derived an improper personal benefit,

●	in the case of a director, a circumstance under which certain liability provisions of the Florida Business Corporation Act (the “FBCA”) are applicable related to payment of dividends or other distributions or repurchases of shares in violation of the FBCA, or

●	willful or intentional misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a corporation shareholder.

A Florida corporation also is authorized to purchase and maintain liability insurance for its directors, officers, employees and agent.

Our Articles of Incorporation provide that to the fullest extent permitted by law, no director or officer of the Company shall be personally liable to the Company or its shareholders for damages for breach of any duty owed to the Company or its shareholders. In addition, the Company shall have the power, in its Bylaws or in any resolution of its stockholders or directors, to undertake to indemnify the officers and directors of this Company against any contingency or peril as may be determined to be in the best interests of this Company, and in conjunction therewith, to procure, at this Company’s expense, policies of insurance.

Additionally, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16. Exhibits and Financial Schedule

Exhibit Number	Description of Document
1.1 **	Form of Underwriting Agreement
4.1 **	Common Stock Specimen
4.2 **	Form of Preferred Share Certificate
4.3 **	Form of Warrant
4.4 **	Form of Warrant Agreement
4.5 **	Form of Unit Agreement
4.6 ***	Form of indenture with respect to senior debt securities, to be entered into between registrant and a trustee acceptable to the registrant, if any
4.7 ***	Form of indenture with respect to subordinated debt securities, to be entered into between registrant and a trustee acceptable to the registrant, if any
4.8 **	Form of debt securities, if any
4.9 **	Form of Right Certificate, if any
5.1 ***	Opinion of Hunter Taubman Fischer & Li LLC
23.1 **	Consent of OneStop Assurance PAC
23.2 **	Consent of Wei, Wei & Co., LLP
23.3 ***	Consent of Hunter Taubman Fischer & Li LLC (included in Exhibit 5.1)
23.4 *	Consent of Zhejiang Taihang Law Firm
24.1 *	Power of Attorney (included in Part II of this Registration Statement)
25.1 +	Statement of Eligibility of trustee on Form T-1 under the Trust Indenture Act of 1939 under the Senior Indenture
25.2 +	Statement of Eligibility of trustee on Form T-1 under the Trust Indenture Act of 1939 under the Subordinated Indenture
99.1*	Opinion of Zhejiang Taihang Law Firm regarding certain law matters
107 ***	Filing Fee Table

*	Filed herewith.

**	To be filed by amendment or as an exhibit to a filing with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934 and incorporated by reference in connection with the offering of securities to the extent required for any such offering.

***	Previously filed.

+	To be filed pursuant to Rule 305(b)(2) of the Trust Indenture Act, if applicable.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)	That, for the purposes of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of a Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6)	The undersigned registrant hereby undertakes that:

(i)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hanzhong City, Shaanxi Province, People’s Republic of China, on the 12th day of April 2023.

Green Giant Inc.

By:	/s/ Yuhuai Luo
Yuhuai Luo
Chief Executive Officer
(Principal Executive Officer)

In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates stated. Each person whose signature appears below constitutes and appoints Yuhuai Luo as his or her true and lawful attorney-in-fact and agent, each acting alone with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and exhibits to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Yuhuai Luo	President, Chief Executive Officer, and Chairman of the Board of Directors	April 12, 2023
Yuhuai Luo	(Principal Executive Officer)

/s/ Rongrong Dai	Chief Financial Officer	April 12, 2023
Rongrong Dai	(Principal Financial and Accounting Officer)

/s/ Xinping Li	Director	April 12, 2023
Xinping Li

/s/ Qingfeng Zhou	Director	April 12, 2023
Qingfeng Zhou

/s/ Jian Zhang	Director	April 12, 2023
Jian Zhang

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in Newark, DE on April 12, 2023

Puglisi & Associates

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director